EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Ceramco Inc. (Delaware)

     B.   Ceramco Manufacturing Co. (Delaware)

     C.   Dentsply Industria e Comercio Ltda. (Brazil)

     D.   DeTrey do Brazil Industria e Comercio Ltda. (Brazil)

     E.   Dentsply Argentina S.A.C. e I. (Argentina)

     F.   Dentsply Japan K.K. (Japan)

     G.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     H.   Dentsply Thailand Ltd. (Thailand)

     I.   Midwest Dental Products Corporation (Delaware)

     J.   GENDEX Dental Systems S.r.l. (Italy)

     K.   Eureka X-Ray Tube Corp. (Delaware)

     L.   DENTSPLY Export Sales Corp. (Barbados)

     M.   DENTSPLY India Limited (India)

     N.   Dentsply (Phils.) Inc. (Philippines)

     O.   CeraMed Dental L.L.C. (Delaware)

     P.   Dentsply Dental (Tianjin) Co. Ltd. (China)

     Q.   Image Acquisition Corp. (Delaware)

II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply R&D

          (1)  The International Tooth Co. Limited (United Kingdom)

          (2)  Dentsply (Aust.) Pty. Ltd. (Australia (Victoria))

          (3)  Dentsply Canada Ltd. (Canada (Ontario))

          (4)  Dentsply de Mexico S.A. de C.V. (Mexico)

          (5)  Ceramco Europe Ltd. (Cayman Islands)

               (a)  Cermaco U.K. Limited (U.K.)

          (6)  Dentsply A.G. (Switzerland)

          (7)  Tulsa Dental Products Inc. (Delaware)

          (8)  Ransom & Randolph Company (Delaware)

          (9)  Dentsply DeTrey GmbH (Germany)

               (a)  Dentsply Holding France (France)

                    (i)     Laboratoire SPAD S.A. (France)

               (b)  Dentsply Holdings Unlimited (U.K.)
               (c)  Dentsply Limited (Cayman Islands)

                    (i)     DeTrey Dentsply Italia S.r.l. (Italy)

                    (ii)    DeTrey Dentsply S.A. (France)

                    (iii)   Amalco Holdings Ltd. (U.K.)

                    (iv)    Keith Wilson Limited (U.K.)

                    (v)     Oral Topics Limited (U.K.)

                    (vi)    Maillefer Instruments S.A. (Switzerland)

                            (aa)  Manuplast S.A. (Switzerland)
                            (bb)  Societe Immobiliere du Champ des
                                   Echelles S.A. (Switzerland)

                    (vii)   Dentsply Russia Limited (U.K.)

                    (viii)  Dentsply South Africa (Pty) Limited (South
                            Africa)

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